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                               Exhibit 17(b)(ii)

          Statement of Additional Information for Class A, Class Y and
            Class D Shares of the FAF Money Market Funds (Government
         Obligations Fund, Prime Obligations Fund, Tax Free Obligations
          Fund and Treasury Obligations Fund) and Class B and Class C
         Shares of the FAF Money Market Funds (Prime Obligations Fund)
         dated December 1, 2000, and as supplemented December 13, 2000



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                           FIRST AMERICAN FUNDS, INC.

                       STATEMENT OF ADDITIONAL INFORMATION
                             DATED DECEMBER 1, 2000

                       AS SUPPLEMENTED DECEMBER 13, 2000

                           GOVERNMENT OBLIGATIONS FUND
                             PRIME OBLIGATIONS FUND
                            TAX FREE OBLIGATIONS FUND
                            TREASURY OBLIGATIONS FUND


         This Statement of Additional Information relates to the Class A, Class Y and Class D Shares of Government Obligations Fund, Prime Obligations Fund, Tax Free Obligations Fund and Treasury Obligations Fund and the Class B and Class C Shares of Prime Obligations Fund (collectively, the "Funds"), each of which is a series of First American Funds, Inc ("FAF"). This Statement of Additional Information is not a prospectus, but should be read in conjunction with the Funds' current Prospectuses dated December 1, 2000. The financial statements included as part of the Funds' Annual Report to shareholders for the fiscal year ended September 30, 2000 are incorporated by reference into this Statement of Additional Information. This Statement of Additional Information is incorporated into the Funds' Prospectuses by reference. To obtain copies of Prospectuses or the Funds' Annual Report at no charge, write the Funds' distributor, SEI Investments Distribution Co., Oaks, Pennsylvania 19456, or call Investor Services at 1-800-637-2548. Please retain this Statement of Additional Information for future reference.


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                                TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

GENERAL INFORMATION......................................................... 1

INVESTMENT RESTRICTIONS..................................................... 2
         Government Obligations Fund........................................ 2
         Prime Obligations Fund............................................. 2
         Tax Free Obligations Fund.......................................... 3
         Treasury Obligations Fund.......................................... 5

ADDITIONAL RESTRICTIONS..................................................... 6

INVESTMENT OBJECTIVES AND POLICIES.......................................... 6
         Municipal Securities............................................... 7
         Loan Participations; Section 4(2) and Rule 144A Securities......... 7
         Securities of Foreign Banks and Branches........................... 8
         Foreign Securities................................................. 8
         United States Government Securities................................ 8
         Repurchase Agreements.............................................. 9
         Credit Enhancement Agreements...................................... 9
         Put Options........................................................ 9
         Variable and Floating Rate Obligations.............................10
         Lending of Portfolio Securities....................................10
         When-Issued and Delayed Delivery Securities........................10
         Money Market Funds.................................................11
         CFTC Information...................................................11

PORTFOLIO TURNOVER..........................................................11

DIRECTORS AND EXECUTIVE OFFICERS............................................11
         Directors..........................................................11
         Executive Officers.................................................12
         Compensation.......................................................13

CODE OF ETHICS..............................................................14

INVESTMENT ADVISORY AND OTHER SERVICES......................................14
         Investment Advisor.................................................15
         Distributor and Distribution Plans.................................16
         Administrator; Custodian; Counsel; and Auditors....................18

PORTFOLIO TRANSACTIONS......................................................19

CAPITAL STOCK...............................................................20

NET ASSET VALUE AND PUBLIC OFFERING PRICE...................................23

VALUATION OF PORTFOLIO SECURITIES...........................................24

TAXES.......................................................................24

CALCULATION OF PERFORMANCE DATA.............................................25

ADDITIONAL INFORMATION ABOUT SELLING SHARES.................................26


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         By Telephone.......................................................26
         By Mail............................................................27
         By Checking Account................................................28
         Redemption Before Purchase Instruments Clear.......................28

COMMERCIAL PAPER AND BOND RATINGS...........................................28
         Commercial Paper Ratings...........................................28
         Corporate Bond Ratings.............................................28

FINANCIAL STATEMENTS........................................................29


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                               GENERAL INFORMATION

         First American Funds, Inc. ("FAF") was incorporated under the name "First American Money Fund, Inc." The Board of Directors and shareholders, at meetings held December 6, 1989 and January 18, 1990, respectively, approved amendments to the Articles of Incorporation providing that the name "First American Money Fund, Inc." be changed to "First American Funds, Inc."

         As set forth in the Prospectuses, FAF is organized as a series fund, and currently issues its shares in four series. Each series of shares represents a separate investment portfolio with its own investment objective and policies (in essence, a separate mutual fund). The series of FAF to which this Statement of Additional Information relates are named on the cover. These series are referred to in this Statement of Additional Information as the "Funds."

         Shareholders may purchase shares of each Fund through separate classes. Prime Obligations Fund offers its shares in five classes, Class A, Class B, Class C, Class Y and Class D. Government Obligations Fund, Tax Free Obligations Fund and Treasury Obligations Fund offer their shares in three classes, Class A, Class Y and Class D. The various classes provide for variations in distribution costs, voting rights and dividends. To the extent permitted under the Investment Company Act of 1940 (the "1940 Act"), the Funds may also provide for variations in other costs among the classes although they have no present intention to do so. Except for differences among the classes pertaining to distribution costs, each share of each Fund represents an equal proportionate interest in that Fund. Each of the Funds are open-end diversified companies.

         FAF has prepared and will provide a separate Prospectus relating to the Class A, Class B and Class C (the "Class A, Class B and Class C Shares Prospectus"), the Class Y (the "Class Y Shares Prospectus") and the Class D Shares (the "Class D Shares Prospectus"), of the Funds respectively. These Prospectuses can be obtained by writing SEI Investments Distribution Co. at Oaks, PA 19456, or by calling First American Funds Investor Services at 1-800-637-2548.

         The Bylaws of FAF provide that meetings of shareholders be held only with such frequency as required under Minnesota law and the 1940 Act. Minnesota corporation law requires only that the Board of Directors convene shareholders' meetings when it deems appropriate. In addition, Minnesota law provides that if a regular meeting of shareholders has not been held during the immediately preceding 15 months, a shareholder or shareholders holding 3% or more of the voting shares of FAF may demand a regular meeting of shareholders by written notice given to the President or Treasurer of FAF. Within 30 days after receipt of the demand, the Board of Directors shall cause a regular meeting of shareholders to be called, which meeting shall be held no later than 40 days after receipt of the demand, all at the expense of FAF. In addition, the 1940 Act requires a shareholder vote for all amendments to fundamental investment policies and restrictions, for approval of all investment advisory contracts and amendments thereto, and for all amendments to Rule 12b-1 distribution plans.

         This Statement of Additional Information may also refer to affiliated investment companies, including: First American Investment Funds, Inc. ("FAIF"); First American Strategy Funds, Inc. ("FASF"); First American Insurance Portfolios, Inc. ("FAIP"); and twelve separate closed-end funds (American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.-II, American Strategic Income Portfolio Inc.-III, American Municipal Income Portfolio Inc., Minnesota Municipal Income Portfolio Inc., American Select Portfolio Inc., American Municipal Term Trust Inc., American Municipal Term Trust Inc.-II, American Municipal Term Trust Inc.-III, Minnesota Municipal Term Trust Inc., Minnesota Municipal Term Trust Inc.-II, and Mentor Income Fund, Inc.), collectively referred to as the First American Closed-End Funds ("FACEF").


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                             INVESTMENT RESTRICTIONS

GOVERNMENT OBLIGATIONS FUND

         Government Obligations Fund has adopted the following investment limitations and fundamental policies. These limitations cannot be changed by the Fund without approval by the holders of a majority of the outstanding shares of the Fund as defined in the 1940 Act (i.e., the lesser of the vote of (a) 67% of the shares of the Fund at a meeting where more than 50% of the outstanding shares are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund). Government Obligations Fund may not:

         1. Borrow money except from banks for temporary or emergency purposes for the purpose of meeting redemption requests which might otherwise require the untimely disposition of securities. Borrowing in the aggregate may not exceed 10% of the value of the Fund's total assets (including the amount borrowed) valued at the lesser of cost or market less liabilities (not including the amount borrowed) at the time the borrowing is made. The borrowings will be repaid before any additional investments are made. Interest paid on borrowed funds will decrease the net earnings of the Fund. The Fund will not borrow to increase income (leveraging).

         2. Issue any senior securities (as defined in the 1940 Act), except as set forth in investment restriction number (1) above, and except to the extent that purchasing or selling on a when-issued, delayed delivery or forward commitment basis or using similar investment strategies may be deemed to constitute issuing a senior security.

         3. Pledge, hypothecate, mortgage or otherwise encumber its assets, except in an amount up to 15% of the value of its total assets but only to secure borrowings for temporary or emergency purposes.

         4.       Sell securities short or purchase securities on margin.

         5. Underwrite the securities of other issuers except to the extent the Fund may be deemed to be an underwriter, under federal securities laws, in connection with the disposition of portfolio securities.

         6. Invest more than 10% of its net assets in illiquid assets, including, without limitation, repurchase agreements maturing in more than seven days.

         7. Purchase or sell real estate, real estate investment trust securities, commodities or commodity contracts, or oil or gas interests.

         8. Lend money to others except through purchase of debt obligations of the type which the Fund is permitted to purchase (see "Investment Objectives and Policies" below).

PRIME OBLIGATIONS FUND

         Prime Obligations Fund has adopted the following investment limitations and fundamental policies. These policies and limitations cannot be changed by the Fund without approval by the holders of a majority of the outstanding shares of the Fund as defined in the 1940 Act. Prime Obligations Fund may not:

         1. Purchase common stocks, preferred stocks, warrants, other equity securities, corporate bonds or debentures, state bonds, municipal bonds, or industrial revenue bonds (except through the purchase of obligations referred to under "Investment Objectives and Policies" below).

         2. Borrow money except from banks for temporary or emergency purposes for the purpose of meeting redemption requests which might otherwise require the untimely disposition of securities. Borrowing in the aggregate may not exceed 10% of the value of the Fund's total assets (including the amount borrowed) valued at the lesser of cost or market less liabilities (not including the amount borrowed) at the time the borrowing is made. The borrowings will be repaid before any additional investments are


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                  made. However, even with such authority to borrow money, there is no assurance that the Fund will not have to dispose of securities on an untimely basis to meet redemption requests.

         3. Issue any senior securities (as defined in the 1940 Act), except as set forth in investment restriction number (2) above, and except to the extent that purchasing or selling on a when-issued, delayed delivery or forward commitment basis or using similar investment strategies may be deemed to constitute issuing a senior security.

         4. Pledge, hypothecate, mortgage or otherwise encumber its assets, except in an amount up to 15% of the value of its total assets but only to secure borrowings for temporary or emergency purposes.

         5.       Sell securities short or purchase securities on margin.

         6. Write or purchase put or call options, except that the Fund may write or purchase put or call options in connection with the purchase of variable rate certificates of deposit described below.

         7. Underwrite the securities of other issuers except to the extent the Fund may be deemed to be an underwriter, under federal securities laws, in connection with the disposition of portfolio securities, or purchase securities with contractual or other restrictions on resale.

         8. Invest more than 10% of its net assets in illiquid assets, including, without limitation, time deposits and repurchase agreements maturing in more than seven days.

         9. Purchase or sell real estate, real estate investment trust securities, commodities or commodity contracts, or oil and gas interests.

         10. Lend money to others except through the purchase of debt obligations of the type which the Funds are permitted to purchase (see "Investment Objectives and Policies" below).

         11. Invest 25% or more of its assets in the securities of issuers in any single industry; provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the United States, its agencies or instrumentalities, or obligations of domestic commercial banks, excluding for this purpose, foreign branches of domestic commercial banks. As to utility companies, gas, electric, water, and telephone companies are considered as separate industries. As to finance companies, the following two categories are each considered a separate industry: (A) business credit institutions, such as Honeywell Finance Corporation and General Electric Credit Corp., and (B) personal credit institutions, such as Sears Roebuck Acceptance Corp. and Household Finance Corporation.

         12.      Invest in companies for the purpose of exercising control.

         13. Purchase or retain the securities of any issuer if any of the officers or directors of the Fund or its investment advisor owns beneficially more than 1/2 of 1% of the securities of such issuer and together own more than 5% of the securities of such issuer.

TAX FREE OBLIGATIONS FUND

         Tax Free Obligations Fund has adopted the following investment limitations and fundamental policies. These policies and limitations cannot be changed by the Fund without approval by the holders of a majority of the outstanding shares of the Fund as defined in the 1940 Act. Tax Free Obligations Fund may not:


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         1.       Purchase common stocks, preferred stocks, warrants, other
                  equity securities, corporate bonds or debentures, state bonds, municipal bonds, or industrial revenue bonds (except through the purchase of obligations referred to under "Investment Objectives and Policies" below).

         2. Borrow money except from banks for temporary or emergency purposes for the purpose of meeting redemption requests which might otherwise require the untimely disposition of securities. Borrowing in the aggregate may not exceed 10% of the value of the Fund's total assets (including the amount borrowed) valued at the lesser of cost or market less liabilities (not including the amount borrowed) at the time the borrowing is made. The borrowings will be repaid before any additional investments are made. However, even with such authority to borrow money, there is no assurance that the Fund will not have to dispose of securities on an untimely basis to meet redemption requests. For the purpose of this investment restriction, the use of options and futures transactions and the purchase of securities on a when-issued or delayed-delivery basis shall not be deemed the borrowing of money.

         3. Pledge, hypothecate, mortgage or otherwise encumber its assets, except in an amount up to 15% of the value of its total assets but only to secure borrowings for temporary or emergency purposes.

         4.       Sell securities short or purchase securities on margin.

         5. Write or purchase put or call options, except that the Fund may write or purchase put or call options in connection with the purchase of variable rate certificates of deposit described below and as otherwise permitted as provided under "Investment Objectives and Policies" below.

         6. Underwrite the securities of other issuers except to the extent the Fund may be deemed to be an underwriter, under federal securities laws, in connection with the disposition of portfolio securities, or purchase securities with contractual or other restrictions on resale.

         7. Purchase or sell real estate, real estate investment trust securities, commodities or commodity contracts, or oil and gas interests.

         8. Lend money to others except through the purchase of debt obligations of the type which the Fund is permitted to purchase (see "Investment Objectives and Policies" below).

         9.       Invest in companies for the purpose of exercising control.

         10. Issue any senior securities (as defined in the 1940 Act), except as set forth in investment restriction number (2) above, and except to the extent that using options, futures contracts and options on futures contracts, purchasing or selling on a when-issued, delayed delivery or forward commitment basis or using similar investment strategies may be deemed to constitute issuing a senior security.

         11. Invest 25% or more of its total assets in the securities of any industry; provided that there shall be nolimitation on the purchase of obligations issued or guaranteed by the United States, its agencies or instrumentalities, or obligations of domestic commercial banks, excluding for this purpose, foreign branches of domestic commercial banks. As to utility companies, gas, electric, water, and telephone companies are considered as separate industries. As to finance companies, the following two categories are each considered a separate industry: (A) business credit institutions, such as Honeywell Finance Corporation and General Electric Credit Corp., and (B) personal credit institutions, such as Sears Roebuck Acceptance Corp. and Household Finance Corporation.

         As a non-fundamental policy, Tax Free Obligations Fund may not invest more than 10% of its net assets in illiquid assets, including, without limitation, time deposits and repurchase agreements maturing in more than seven days.


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TREASURY OBLIGATIONS FUND

         Treasury Obligations Fund has adopted the following investment limitations and fundamental policies. These limitations cannot be changed by the Fund without approval by the holders of a majority of the outstanding shares of the Fund as defined in the 1940 Act. Treasury Obligations Fund may not:

         1. Borrow money except that the Fund may borrow from banks or enter into reverse repurchase agreements for temporary or emergency purposes, for the purpose of meeting redemption requests which might otherwise require the untimely disposition of securities in aggregate amounts not exceeding 10% of the value of the Fund's total assets (including the amount borrowed or subject to reverse repurchase agreements) valued at the lesser of cost or market less liabilities (not including the amount borrowed or subject to reverse repurchase agreements) at the time the borrowing or reverse repurchase agreement is entered into. (As a non-fundamental policy, the Fund will not make additional investments while its borrowings exceed 5% of total assets.) Any borrowings will be repaid before any additional investments are made. During the period any reverse repurchase agreements are outstanding, the Fund will restrict the purchase of portfolio securities to instruments maturing on or before the expiration date of the reverse repurchase agreements, but only to the extent necessary to assure completion of the reverse repurchase agreements. Interest paid on borrowed funds will decrease the net earnings of the Fund. The Fund will not borrow or enter into reverse repurchase agreements to increase income (leveraging).

         2. Issue any senior securities (as defined in the 1940 Act), except as set forth in investment restriction number (1) above, and except to the extent that purchasing or selling on a when-issued, delayed delivery or forward commitment basis or using similar investment strategies may be deemed to constitute issuing a senior security.

         3. Pledge, hypothecate, mortgage or otherwise encumber its assets, except in an amount up to 15% of the value of its total assets but only to secure borrowings for temporary or emergency purposes.

         4.       Sell securities short or purchase securities on margin.

         5. Underwrite the securities of other issuers except to the extent the Fund may be deemed to be an underwriter, under federal securities laws, in connection with the disposition of portfolio securities.

         6. Invest 25% or more of its assets in the securities of issuers in any single industry; provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the United States, its agencies or instrumentalities, or obligations of domestic commercial banks, excluding for this purpose, for branches of domestic commercial banks.

         7. Purchase or sell real estate, real estate investment trust securities, commodities or commodity contracts, or oil and gas interests.

         8. Lend money to others except through the purchase of debt obligations of the type which the Fund is permitted to purchase (see "Investment Objectives and Policies" below).

         As a non-fundamental policy, Treasury Obligations Fund will not invest more than 10% of its net assets in illiquid assets, including, without limitation, repurchase agreements maturing in more than seven days.


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         As to investment restriction (6) above, utility companies are considered four separate industries: gas, electric, water and telephone companies; and as to finance companies, the following two categories are each considered a separate industry:

         * business credit institutions, such as Honeywell Finance Corporation and General Electric Credit Corp., and

         * personal credit institutions, such as Sears Roebuck Acceptance Corp. and Household Finance Corporation.

                             ADDITIONAL RESTRICTIONS

         The Funds may not invest in obligations of any affiliate of U.S. Bancorp, including U.S. Bank National Association ("U.S. Bank" or the "Advisor").

         Short-term investments and repurchase agreements may be entered into on a joint basis by the Funds and other funds advised by the Advisor to the extent permitted by Securities and Exchange Commission exemptive order.

         The Funds are subject to the investment restrictions of Rule 2a-7 under the 1940 Act in addition to other policies and restrictions discussed herein. Pursuant to Rule 2a-7, each Fund is required to invest exclusively in securities that mature within 397 days from the date of purchase and to maintain an average weighted maturity of not more than 90 days. Under Rule 2a-7, securities which are subject to specified types of demand or put features may be deemed to mature at the next demand or put date although they have a longer stated maturity. Rule 2a-7 also requires that all investments by each Fund be limited to United States dollar-denominated investments that (a) present "minimal credit risk" and (b) are at the time of acquisition "Eligible Securities." Eligible Securities include, among others, securities that are rated by two Nationally Recognized Statistical Rating Organizations ("NRSROs") in one of the two highest categories for short-term debt obligations, such as A-1 or A-2 by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), or Prime-1 or Prime-2 by Moody's Investors Service, Inc. ("Moody's"). It is the responsibility of the Board of Directors of FAF to determine that the Funds' investments present only "minimal credit risk" and are Eligible Securities. The Board of Directors of FAF has established written guidelines and procedures for the Advisor and oversees the Advisor's determination that the Funds' portfolio securities present only "minimal credit risk" and are Eligible Securities.

         Rule 2a-7 requires, among other things, that each Fund may not invest, other than in United States "Government Securities" (as defined in the 1940
Act), more than 5% of its total assets in securities issued by the issuer of the security; provided that the applicable Fund may invest in First Tier Securities (as defined in Rule 2a-7) in excess of that limitation for a period of up to three business days after the purchase thereof provided that the Fund may not make more than one such investment at any time. Rule 2a-7 also requires that each Fund may not invest, other than in United States Government securities, (a) more than 5% of its total assets in Second Tier Securities (i.e., Eligible Securities that are not rated by two NRSROs in the highest category such as A-1 and Prime-1) and (b) more than the greater of 1% of its total assets or $1,000,000 in Second Tier Securities of any one issuer.


                       INVESTMENT OBJECTIVES AND POLICIES

         The main investment strategies of the Funds are set forth in the Funds' current Prospectuses under "Fund Summaries." This Section describes in detail the Funds' main investment strategies and other secondary investment strategies.

         If a percentage limitation under this section or under "Investment Restrictions" above is adhered to at the time of an investment, a later increase or decrease in percentage resulting from changes in values of assets will not constitute a violation of such limitation except in the case of the limitation on illiquid investments.

         The securities in which the Funds invest may not yield as high a level of current income as longer term or lower grade securities. These other securities may have less stability of principal, be less liquid, and fluctuate more in value than the securities in which the Funds invest. All securities in each Fund's portfolio are purchased with and payable in United States dollars.


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MUNICIPAL SECURITIES

         Tax Free Obligations Fund invests principally in municipal securities such as municipal bonds and other debt obligations. These municipal bonds and debt securities are issued by the states and by their local and special-purpose political subdivisions. The term "municipal bond" as used in this Section includes short-term municipal notes and other commercial paper issued by the states and their political subdivision.

         Two general classifications of municipal bonds are "general obligation" bonds and "revenue" bonds. General obligation bonds are secured by the governmental issuer's pledge of its faith, credit and taxing power for the payment of principal and interest upon a default by the issuer of its principal and interest payment obligation. They are usually paid from general revenues of the issuing governmental entity. Revenue bonds, on the other hand, are usually payable only out of a specific revenue source rather than from general revenues. Revenue bonds ordinarily are not backed by the faith, credit or general taxing power of the issuing governmental entity. The principal and interest on revenue bonds for private facilities are typically paid out of rents or other specified payments made to the issuing governmental entity by a private company which uses or operates the facilities. Examples of these types of obligations are industrial revenue bonds and pollution control revenue bonds. Industrial revenue bonds are issued by governmental entities to provide financing aid to community facilities such as hospitals, hotels, business or residential complexes, convention halls and sport complexes. Pollution control revenue bonds are issued to finance air, water and solids pollution control systems for privately operated industrial or commercial facilities.

         Revenue bonds for private facilities usually do not represent a pledge of the credit, general revenues or taxing powers of the issuing governmental entity. Instead, the private company operating the facility is the sole source of payment of the obligation. Sometimes, the funds for payment of revenue bonds come solely from revenue generated by operation of the facility. Revenue bonds which are not backed by the credit of the issuing governmental entity frequently provide a higher rate of return than other municipal obligations, but they entail greater risk than obligations which are guaranteed by a governmental unit with taxing power. Federal income tax laws place substantial limitations on industrial revenue bonds, and particularly certain specified private activity bonds issued after August 7, 1986. In the future, legislation could be introduced in Congress which could further restrict or eliminate the income tax exemption for interest on debt obligations in which the Fund may invest.

         Tax Free Obligations Fund's investment in municipal bonds and other debt obligations that are purchased from financial institutions such as commercial and investment banks, savings associations and insurance companies may take the form of participations, beneficial interests in a trust, partnership interests or any other form of indirect ownership that allows the Fund to treat the income from the investment as exempt from federal income tax.

         In addition, Tax Free Obligations Fund may invest in other federal income tax-free securities such as (i) tax and revenue anticipation notes issued to finance working capital needs in anticipation of receiving taxes or other revenues, (ii) bond anticipation notes that are intended to be refinanced through a later issuance of longer-term bonds, (iii) variable and floating rate obligations including variable rate demand notes and (iv) participation, trust and partnership interests in any of the foregoing obligations.

         Tax Free Obligations Fund may also invest up to 20% of its total assets in municipal securities, the interest on which is treated as an item of tax preference that is included in alternative minimum taxable income for purposes of calculating the alternative minimum tax.

LOAN PARTICIPATIONS; SECTION 4(2) AND RULE 144A SECURITIES

         Prime Obligations Fund and Tax Free Obligations Fund may invest in loan participation interests. A loan participation interest represents a pro rata undivided interest in an underlying bank loan. Participation interests, like the underlying loans, may have fixed, floating, or variable rates of interest. The bank selling a participation interest generally acts as a mere conduit between its borrower and the purchasers of interests in the loan. The purchaser of an interest (for example, a Fund) generally does not have recourse against the bank in the event of a default on the underlying loan. Therefore, the credit risk associated with such instruments is governed by the creditworthiness of the underlying borrowers and not by the banks selling the interests. Loan participation interests that can be sold within a seven-day period are deemed by the Advisor to be liquid investments. If a loan participation interest is restricted from being sold within a seven-day period, then Prime Obligations Fund (as a non-fundamental policy) and Tax Free


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


Obligations Fund (as a fundamental policy) will be limited, together with other illiquid investments, to not more than 10% of the applicable Fund's net assets. Commercial paper issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and corporate obligations qualifying for resale to certain "qualified institutional buyers" pursuant to Rule 144A under the Securities Act of 1933 that meet the criteria for liquidity established by the Board of Directors are considered liquid. Consequently, Prime Obligations Fund and Tax Free Obligations Fund do not intend to subject such securities to the limitation applicable to restricted securities. Investing in Rule 144A securities could have the effect of increasing the level of illiquidity in a Fund to the extent that qualified institutional buyers become, for a time, uninterested in purchasing these securities.

SECURITIES OF FOREIGN BANKS AND BRANCHES

         Prime Obligations Fund and Tax Free Obligations Fund may invest in obligations of foreign branches of United States banks and United States branches of foreign banks. Various provisions of federal law governing the establishment and operation of domestic branches do not apply to foreign branches of domestic banks. Obligations of United States branches of foreign banks may be general obligations of the parent bank in addition to the issuing branch, or may be limited by the terms of a specific obligation and by federal and state regulation as well as by governmental action in the country in which the foreign bank has its head office.

         Because the portfolios of Prime Obligations Fund's and Tax Free Obligations Fund's investments in taxable money market securities may contain securities of foreign branches of domestic banks, foreign banks, and United States branches of foreign banks, such Funds may be subject to additional investment risks that are different in some respects from those incurred by a fund that invests only in debt obligations of United States banks. These risks may include future unfavorable political and economic developments and possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations, or other governmental restrictions which might affect the payment of principal or interest on securities owned by such Fund. Additionally, there may be less public information available about foreign banks and their branches. The Advisor carefully considers these factors when making investments. The Funds have agreed that, in connection with investment in securities issued by foreign banks, United States branches of foreign banks, and foreign branches of domestic banks, consideration will be given to the domestic marketability of such securities in light of these factors.

FOREIGN SECURITIES

         Prime Obligations Fund may invest up to 25% of its total assets collectively in U.S. dollar-denominated obligations of foreign companies.

         Investment in foreign securities is subject to special investment risks that differ in some respects from those related to investments in securities of United States domestic issuers. These risks include political, social or economic instability in the country of the issuer, the difficulty of predicting international trade patterns, the possibility of the imposition of exchange controls, expropriation, limits on removal of currency or other assets, nationalization of assets, foreign withholding and income taxation, and foreign trading practices (including higher trading commissions, custodial charges and delayed settlements). Foreign securities also may be subject to greater fluctuations in price than securities issued by United States corporations. The principal markets on which these securities trade may have less volume and liquidity, and may be more volatile, than securities markets in the United States.

         In addition, there may be less publicly available information about a foreign company than about a United States domiciled company. Foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to United States domestic companies. There is also generally less government regulation of securities exchanges, brokers and listed companies abroad than in the United States. Confiscatory taxation or diplomatic developments could also affect investment in those countries.

UNITED STATES GOVERNMENT SECURITIES

         Each Fund may invest in securities issued or guaranteed as to principal or interest by the United States Government, or agencies or instrumentalities of the United States Government. These investments include direct obligations of the United States Treasury such as United States Treasury bonds, notes, and bills. The Treasury securities are essentially the same except for differences in interest rates, maturities, and dates of issuance. In addition to Treasury securities, Government Obligations Fund, Prime Obligations Fund and Tax Free Obligations Fund may invest in securities, such as notes, bonds, and discount notes which are issued or guaranteed by agencies of the United States Government and various instrumentalities which have been established or sponsored by the United States Government. Except for United States Treasury securities, these United States Government obligations, even those which are guaranteed by federal agencies or instrumentalities, may or may not be backed by the "full faith and credit" of the United States. In the case of securities not backed by the full faith and credit of the United States, the investor must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitment. The Advisor considers securities guaranteed by an irrevocable letter of credit issued by a government agency to be guaranteed by that agency.

         United States Treasury obligations include bills, notes and bonds issued by the United States Treasury and separately traded interest and principal component parts of such obligations that are transferable through the Federal book-entry system known as Separately Traded Registered Interest and Principal Securities ("STRIPS"). STRIPS are sold as zero coupon securities, which means that they are sold at a substantial discount and redeemed at face value at their maturity date without interim cash payments of interest or principal. This discount is accreted over the life of the security, and such accretion will constitute the income earned on the security for both accounting and tax purposes. Because of these features, such securities may be subject to greater interest rate volatility than interest paying United States Treasury obligations. A Fund's investments in STRIPS will be limited to components with maturities of less than 397 days and the Funds will not actively trade such components.

REPURCHASE AGREEMENTS

         Each Fund may engage in repurchase agreements with respect to any of its portfolio securities. In a repurchase agreement, a Fund buys a security at one price and simultaneously promises to sell that same security back to the seller at a mutually agreed upon time and price. Each Fund may engage in repurchase agreements with any member bank of the Federal Reserve System or dealer in United States Government securities. Repurchase agreements usually are for short periods, such as under one week, not to exceed 30 days. In all cases, the Advisor must be satisfied with the creditworthiness of the other party to the agreement before entering into a repurchase agreement. In the event of bankruptcy of the other party to a repurchase agreement, a Fund might experience delays in recovering its cash. To the extent that, in the meantime, the value of the securities the Fund purchased may have decreased, the Fund could experience a loss.

CREDIT ENHANCEMENT AGREEMENTS

         Prime Obligations Fund and Tax Free Obligations Fund may arrange for guarantees, letters of credit, or other forms of credit enhancement agreements (collectively, "Guarantees") for the purpose of further securing the payment of principal and/or interest on such Funds' investment securities. Although each investment security, at the time it is purchased, must meet such Funds' creditworthiness criteria, Guarantees sometimes are purchased from banks and other institutions (collectively, "Guarantors") when the Advisor, through yield and credit analysis, deems that credit enhancement of certain of such Funds' securities is advisable. As a non-fundamental policy, Prime Obligations Fund and Tax Free Obligations Fund will limit the value of all investment securities issued or guaranteed by each Guarantor to not more than 10% of the value of such Fund's total assets.

PUT OPTIONS

         Tax Free Obligations Fund may purchase tax-exempt securities which provide for the right to resell them to the issuer, a bank or a broker-dealer at a specified price within a specified period of time prior to the maturity date of such obligations. Such a right to resell, which is commonly known as a "put," may be sold, transferred or assigned only with the underlying security or securities. The Fund may pay a higher price for a tax-exempt security with a put than would be paid for the same security without a put. The primary purpose of purchasing such securities with puts is to permit the Fund to be as fully invested as practicable in tax-exempt securities while at the same time providing the Fund with appropriate liquidity.

VARIABLE AND FLOATING RATE OBLIGATIONS

         Certain of the obligations in which Government Obligations Fund, Prime Obligations Fund and Tax Free Obligations Fund may invest may be variable or floating rate obligations in which the interest rate is adjusted either at predesignated periodic intervals (variable rate) or when there is a change in the index rate of interest on which the interest rate payable on the obligation is based (floating rate). Variable or floating rate obligations may include a demand feature which is a put that entitles the holder to receive the principal amount of the underlying security or securities and which may be exercised either at any time on no more than 30 days' notice or at specified intervals not exceeding 397 calendar days on no more than 30 days' notice. Variable or floating rate instruments with a demand feature enable the Fund to purchase instruments with a stated maturity in excess of 397 calendar days. The Fund determines the maturity of variable or floating rate instruments in accordance with Securities and Exchange Commission ("SEC") rules which allow the Fund to consider certain of such instruments as having maturities that are less than the maturity date on the face of the instrument.

         In connection with Prime Obligation Fund's and Tax Free Obligations Fund's purchase of variable rate certificates of deposit ("CDs"), it may enter into agreements with banks or dealers allowing the Fund to resell the certificates to the bank or dealer, at the Fund's option. Time deposits which may be purchased by such Fund are deposits held in foreign branches of United States banks which have a specified term or maturity. The Funds purchase CDs from only those domestic savings and loan institutions which are regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation ("FDIC"), and whose deposits are insured by either the Savings Association Insurance Fund or the Bank Insurance Fund, each of which is administered by the FDIC. However, because such Funds purchase large denomination CDs, they do not expect to benefit materially from such insurance. The policies described in this paragraph are non-fundamental and may be changed by the Board of Directors.

LENDING OF PORTFOLIO SECURITIES

         In order to generate additional income, each of the Funds may lend portfolio securities representing up to one-third of the value of its total assets to broker-dealers, bank or other institutional borrowers of securities. If the Funds engage in securities lending, distributions paid to shareholders from the resulting income will not be excludable from a shareholder's gross income for income tax purposes. As with other extensions of credit, there may be risks of delay in recovery of the securities or even loss of rights in the collateral should the borrower of the securities fail financially. However, the Funds will only enter into loan arrangements with broker-dealers, banks, or other institutions which the Advisor has determined are creditworthy under guidelines established by the Board of Directors. In these loan arrangements, the Funds will receive collateral in the form of cash, United States Government securities or other high-grade debt obligations equal to at least 100% of the value of the securities loaned. Collateral is marked to market daily. When a Fund lends portfolio securities, it continues to be entitled to the interest payable on the loaned securities and, in addition, receives interest on the amount of the loan at a rate negotiated with the borrower. The Funds will pay a portion of the income earned on the lending transaction to the placing broker and may pay administrative and custodial fees (including fees to an affiliate of the Advisor) in connection with these loans which, in the case of U.S. Bank, are 40% of the Funds' income from such securities lending transactions. U.S. Bank may act as securities lending agent for the Funds subject to U.S. Bank's compliance with conditions contained in an SEC exemptive order permitting U.S. Bank to provide such services and receive compensation.

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES

         Each Fund may purchase securities on a when-issued or delayed delivery basis. The settlement dates for these types of transactions are determined by mutual agreement of the parties and may occur a month or more after the parties have agreed to the transaction. Securities purchased on a when-issued or delayed delivery basis are subject to market fluctuation and no interest accrues to the Fund during the period prior to settlement. At the time a Fund commits to purchase securities on a when-issued or delayed delivery basis, it will record the transaction and thereafter reflect the value, each day, of such security in determining its net asset value. At the time of delivery of the securities, the value may be more or less than the purchase price. The Funds do not receive income from these securities until such securities are delivered. Each Fund will also establish a segregated account with its custodian in which it will maintain cash or cash equivalents or other portfolio securities equal in value to commitments for such when-issued or delayed delivery securities. A Fund will not purchase securities on a when-issued or delayed delivery basis if, as a result thereof, more than 15% of that Fund's net assets would be so invested.

MONEY MARKET FUNDS

         Each of the Funds may invest, to the extent permitted by the 1940 Act, in securities issued by other money market funds, provided that the permitted investments of such other money market funds constitute permitted investments of the investing Fund. The money market funds in which the Funds may invest include other money market funds advised by the Advisor. Investments by a Fund in other money market funds advised by the Advisor are subject to certain restrictions contained in an exemptive order issued by the SEC.

CFTC INFORMATION

         The Commodity Futures Trading Commission (the "CFTC"), a federal agency, regulates trading activity pursuant to the Commodity Exchange Act, as amended. The CFTC requires the registration of "commodity pool operators," which are defined as any person engaged in a business which is of the nature of an investment trust, syndicate or a similar form of enterprise, and who, in connection therewith, solicits, accepts or receives from others funds, securities or property for the purpose of trading in any commodity for future delivery on or subject to the rules of any contract market. The CFTC has adopted Rule 4.5, which provides an exclusion from the definition of commodity pool operator for any registered investment company which (i) will use commodity futures or commodity options contracts solely for bona fide hedging purposes (provided, however, that in the alternative, with respect to each long position in a commodity future or commodity option contract, an investment company may meet certain other tests set forth in Rule 4.5); (ii) will not enter into commodity futures and commodity options contracts for which the aggregate initial margin and premiums exceed 5% of its assets; (iii) will not be marketed to the public as a commodity pool or as a vehicle for investing in commodity interests; (iv) will disclose to its investors the purposes of and limitations on its commodity interest trading; and (v) will submit to special calls of the CFTC for information. Any investment company desiring to claim this exclusion must file a notice of eligibility with both the CFTC and the National Futures Association. FAF has made such notice filings with respect to those Funds which may invest in commodity futures or commodity options contracts.


                               PORTFOLIO TURNOVER

         The Funds generally intend to hold their portfolio securities to maturity. In certain instances, however, a Fund may dispose of its portfolio securities prior to maturity when it appears such action will be in the best interest of the Fund because of changing money market conditions, redemption requests, or otherwise. A Fund may attempt to maximize the total return on its portfolio by trading to take advantage of changing money market conditions and trends or to take advantage of what are believed to be disparities in yield relationships between different money market instruments. Because each Fund invests in short-term securities and manages its portfolio as described above in "Investment Restrictions" and "Investment Objectives and Policies" and, as set forth "Fund Summaries" sections of the Funds' Prospectuses, each Fund's portfolio will turn over several times a year. Because brokerage commissions as such are not usually paid in connection with the purchase or sale of the securities in which the Funds invest and because the transactional costs are small, the high turnover is not expected materially to affect net asset values or yields. Securities with maturities of less than one year are excluded from required portfolio turnover rate calculations, and, therefore, each Fund's turnover rate for reporting purposes will be zero.


                        DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of FAF are listed below, together with their business addresses and their principal occupations during the past five years. Under Minnesota law, FAF's Board of Directors is generally responsible for the overall operation and management of FAF. Directors who are "interested persons" (as that term is defined in the 1940 Act) of FAF are identified with an asterisk.

DIRECTORS

         Robert J. Dayton, 5140 Norwest Center, Minneapolis, Minnesota 55402:
Director of FAF since December 1994, of FAIF since September 1994, of FASF since June 1996 and of FAIP since August 1999; Chairman (1989-1993) and Chief Executive Officer (1993-present), Okabena Company (private family investment office). Age: 58.

         Roger A. Gibson, 1020 15th Street, Ste. 41A, Denver, Colorado 80202:
Director of FAF, FAIF and FASF since October 1997, and of FAIP since August 1999; Vice President North America-Mountain Region for United Airlines since June 1995; prior to his current position, served most recently as Vice President Customer Service for United Airlines in the West Region in San Francisco and the Mountain Region in Denver, Colorado; employee at United Airlines since 1967.
Age: 54.

         Andrew M. Hunter III, 537 Harrington Road, Wayzata, Minnesota 55391:
Director of FAIF, FAF and FASF since January 1997, and of FAIP since August 1999; Chairman of Hunter, Keith Industries, a diversified manufacturing and services management company, since 1975. Age: 53.

         Leonard W. Kedrowski, 16 Dellwood Avenue, Dellwood, Minnesota 55110:
Director of FAF and FAIF since November 1993, of FASF since June 1996, and of FAIP since August 1999; Owner of Executive Management Consulting, Inc., a management consulting firm; Chief Executive Officer of Creative Promotions International LLC, promotional award programs and products; Vice President, Chief Financial Officer, Treasurer, Secretary and Director of Anderson Corporation, a large privately-held manufacturer of wood windows, from 1983 to October 1992. Age 59

         * John M. Murphy, Jr., 601 Second Avenue South, Minneapolis, Minnesota 55402; Director of FAIF, FAF and FASF since June 1999, and of FAIP since August 1999; Chairman and Chief Investment Officer of First American Asset Management and U.S. Bank Trust, N.A., and Executive Vice President of U.S. Bancorp, from 1991 to 1999; Executive Vice President of U.S. Bancorp since January 1999; Chairman Minnesota - U.S. Bancorp since 2000. Age 59.

         * Robert L. Spies, 4715 Twin Lakes Avenue, Brooklyn Center, Minnesota 55429: Director of FAIF, FAF and FASF since January 31, 1997, and of FAIP since August 1999; employed by U.S. Bancorp (fka First Bank System, Inc.) and subsidiaries from 1957 to January 31, 1997, most recently as Vice President, U.S. Bank National Association (fka First Bank National Association). Age: 66.

         Joseph D. Strauss, 8617 Edenbrook Crossing, # 443, Brooklyn Park, Minnesota 55443: Director of FAF since 1984 and of FAIF since April 1991, of FASF since June 1996, and of FAIP since August 1999; Chairman of FAF's and FAIF's Boards from 1993 to September 1997 and of FASF's Board from June 1996 to September 1997; President of FAF and FAIF from June 1989 to November 1989; Owner and President, Strauss Management Company, since 1993; Owner and President, Community Resource Partnerships, Inc., a community business retention survey company, since 1992; attorney-at-law. Age: 60.

         Virginia L. Stringer, 712 Linwood Avenue, St. Paul, Minnesota 55105:
Director of FAIF since August 1987, of FAF since April 1991, of FASF since June 1996, and of FAIP since August 1999; Chair of FAIF's, FAF's and FASF's Boards since September 1997, and of FAIP's Board since 1999; Owner and President, Strategic Management Resources, Inc. since 1993; formerly President and Director of The Inventure Group, a management consulting and training company, President of Scott's, Inc., a transportation company, and Vice President of Human Resources of The Pillsbury Company. Age: 56.

EXECUTIVE OFFICERS

         Thomas Plumb, First American Asset Management, 22 South 9th Street, 16th floor , Minneapolis, Minnesota 55402; President of FAIF, FAF, FASF, and FAIP since March 11, 2000; Chief Executive Officer of First American Asset Management since 1999; Executive Vice President of First American Asset Management from 1997-1999; Senior Vice President of First American Asset Management from 1992-1997. Age: 41.

         Paul A. Dow, First American Asset Management, 601 Second Avenue South, Minneapolis, Minnesota 55402, Vice President Investments of FAIF, FAF, FASF and FAIP since March 11, 2000; Chief Investment Officer and President of First American Asset Management since 1999; Senior Vice President of First American Asset Management from 1998-1999; Chief Executive Officer of Piper Jaffray from 1997-1998; Chief Investment Officer of Piper Jaffray from 1989-1997. Age : 49.

         Peter O. Torvik, First American Asset Management, 601 Second Avenue South, Minneapolis, Minnesota 55402, Vice President Marketing of FAIF, FAF, FASF and FAIP since September 20, 2000; Executive Vice President of First American Asset Management; President and partner of DPG Group, a Florida-based partnership engaged in affinity marketing from 1995-2000. Age: 46.

         Jeffery M. Wilson, First American Asset Management, 601 Second Avenue South, Minneapolis, Minnesota 55402; Vice President Administration of FAIF, FAF, FASF and FAIP since March 11, 2000; Senior Vice President of First American Asset Management. Age: 44.

         Robert H. Nelson, First American Asset Management, 601 Second Avenue South, Minneapolis, Minnesota 55402; Treasurer of FAIF, FAF, FASF and FAIP since March 11, 2000; Senior Vice President of First American Asset Management since 1998; Senior Vice President of Piper Capital Management Inc. from 1994-1998.
Age: 37.

         Christopher J. Smith, First American Asset Management, 601 Second Avenue South, Minneapolis, Minnesota 55402; Secretary of FAIF, FAF, FASF and FAIP since March 11, 2000; Executive Vice President of First American Asset Management since 1998; General Counsel of Investment Advisors Inc. from 1991-1998. Age: 38.

         Michael J. Radmer, 220 South Sixth Street, Minneapolis, Minnesota 55402; Secretary of FAIF since April 1991, and of FAF since 1981, and of FASF since June 1996, and of FAIP since September 1999; Partner, Dorsey & Whitney LLP, a Minneapolis-based law firm and general counsel of FAIF, FAF and FASF.
Age: 55.

         James D. Alt, 220 South Sixth Street, Minneapolis, Minnesota 55402; Assistant Secretary of FAF, FAIF and FASF since September 1998, and of FAIP since September 1999; Partner, Dorsey & Whitney LLP, a Minneapolis-based law firm. Age: 49.

         Kathleen L. Prudhomme, 220 South Sixth Street, Minneapolis, Minnesota 55402; Assistant Secretary of FAF, FAIF and FASF since September 1998, and of FAIP since September 1999; Partner, Dorsey & Whitney LLP, a Minneapolis-based law firm. Age: 47.

         Alaina Metz, Bysis Fund Services, 3435 Stelzer Road, Suite 1000, Columbus, Ohio 43219; Assistant Secretary for FAIF, FAF, FASF and FAIP since March 11, 2000; Chief Administrative Officer of Bysis Fund Services. Age: 33.

COMPENSATION

         The First American Family of Funds, which includes FAIF, FAF, FASF, FAIP and FACEF, currently pays only to directors of the funds who are not paid employees or affiliates of the funds, a fee of $27,000 per year ($40,500 in the case of the Chair) plus $4,000 ($6,000 in the case of the Chair) per meeting of the Board attended and $1,200 per committee meeting attended ($1,800 in the case of a committee chair) and reimburses travel expenses of directors and officers to attend Board meetings. In the event of telephonic Board or committee meetings, each director receives a fee of $500 per Board or committee meeting ($750 in the case of the Chair or committee chair). In addition, directors may receive a per diem fee of $1,500 per day, plus travel expenses when directors travel out of town on Fund business. However, directors do not receive the $1,500 per diem amount plus the foregoing Board or committee fee for an out-of-town committee or Board meeting but instead receive the greater of the total per diem fee or meeting fee. Legal fees and expenses are also paid to Dorsey & Whitney LLP, the law firm of which Michael J. Radmer, secretary of FAIF, FAF, FASF, FAIP and FACEF, James D. Alt, assistant secretary of FAIF, FAF, FASF, FAIP and FACEF, and Kathleen L. Prudhomme, assistant secretary of FAIF, FAF, FASF, FAIP and FACEF, are partners. The following table sets forth information concerning aggregate compensation paid to each director of FAF (i) by FAF (column 2), and (ii) by FAIF, FAF, FASF, FAIP and FACEF collectively (column 5) during the fiscal year ended September 30, 2000. No executive officer or affiliated person of FAF received any compensation from FAF in excess of $60,000 during such fiscal year:

            (1)                         (2)                 (3)               (4)                 (5)
 NAME OF PERSON, POSITION            AGGREGATE          PENSION OR     ESTIMATED ANNUAL   TOTAL COMPENSATION
                                   COMPENSATION         RETIREMENT       BENEFITS UPON    FROM REGISTRANT AND
                                 FROM REGISTRANT *   BENEFITS ACCRUED     RETIREMENT       FUND COMPLEX PAID
                                                      AS PART OF FUND                       TO DIRECTORS **
                                                         EXPENSES
Robert J. Dayton, Director          $  34,001               -0-               -0-             $  57,200
Roger A. Gibson, Director              25,033               -0-               -0-                54,800
Andrew M. Hunter III, Director         17,764               -0-               -0-                56,000
Leonard W. Kedrowski, Director         26,732               -0-               -0-                58,400
Robert L. Spies, Director              18,802               -0-               -0-                59,600
John M. Murphy, Jr., Director               0               -0-               -0-                     0
Joseph D. Strauss, Director            35,272               -0-               -0-                65,600
Virginia L. Stringer, Director         44,285               -0-               -0-                74,500

---------------------------------------

         * Included in the Aggregate Compensation From Registrant under column 2 are amounts deferred by Directors pursuant to the Deferred Compensation plan discussed below. Pursuant to this plan, compensation was deferred for the following directors: Roger A. Gibson, $4,659; Andrew M. Hunter III, $9,591; Leonard W. Kedrowski, $4,932; Robert L. Spies, $10,272; and Joseph D. Strauss, $2,300.

         ** Deferred compensation is included in the Total Compensation under column 5 for the following directors: Roger A. Gibson, $20,525; Andrew M. Hunter III, $42,250; Leonard W. Kedrowski, $21,725; Robert L. Spies, $45,250; and Joseph D. Strauss, $10,130.

         The directors may elect to defer payment of up to 100% of the fees they receive in accordance with a Deferred Compensation Plan (the "Plan"). Under the Plan, a director may elect to have his or her deferred fees treated as if they had been invested in the shares of one or more funds and the amount paid to the director under the Plan will be determined based on the performance of such investments. Distributions may be taken in a lump sum or over a period years. The Plan will remain unfunded for federal income tax purposes under the Internal Revenue Code of 1986, as amended. Deferral of director fees in accordance with the Plan will have a negligible impact on fund assets and liabilities and will not obligate the funds to retain any director or pay any particular level of compensation.

         Under Minnesota law, each director owes certain fiduciary duties to the Funds and to their shareholders. Minnesota law provides that a director "shall discharge the duties of the position of director in good faith, in a manner the director reasonably believes to be in the best interest of the corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances." Fiduciary duties of a director of a Minnesota corporation include, therefore, both a duty of "loyalty" (to act in good faith and in a manner reasonably believed to be in the best interest of the corporation) and a duty of "care" (to act with the care an ordinarily prudent person in a like position would exercise under similar circumstances). In 1987, Minnesota enacted legislation which authorizes corporations to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of "care." Minnesota law does not, however, permit a corporation to eliminate or limit the liability of a director (a) for any breach of the director's duty of "loyalty" to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law,
(c) for authorizing a dividend, stock repurchase or redemption, or other distribution in violation of Minnesota law or for violation of certain provisions of Minnesota securities laws, or (d) for any transaction from which the director derived an improper personal benefit. FAF's Board of Directors and shareholders, at meetings held December 10, 1987 and March 15, 1988, respectively, approved an amendment to the Articles of Incorporation that limits the liability of directors to the fullest extent permitted by the Minnesota legislation and the 1940 Act.

         Minnesota law does not eliminate the duty of "care" imposed on a director. It only authorizes a corporation to eliminate monetary liability for violations of that duty. Further, Minnesota law does not permit elimination or limitation of liability of "officers" to the corporation for breach of their duties as officers. Minnesota law does not permit elimination or limitation of the availability of equitable relief, such as injunctive or rescissionary relief. These remedies, however, may be ineffective in situations where shareholders become aware of such a breach after a transaction has been consummated and rescission has become impractical. Minnesota law does not permit elimination or limitation of a director's liability under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. The 1940 Act prohibits elimination or limitation of a director's liability for acts involving willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties of a director.

                                 CODE OF ETHICS

         First American Funds, Inc., First American Asset Management, a division of U.S. Bank National Association, and SEI Investments Distribution Co. have each adopted a Code of Ethics pursuant to Rule 17j-1 of the 1940 Act. Each of these Codes of Ethics permits personnel to invest in securities for their own accounts. These Codes of Ethics are on public file with, and are available from, the Securities and Exchange Commission.

                     INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISOR

         U.S. Bank National Association, 601 Second Avenue South, Minneapolis, Minnesota 55402, serves as the investment advisor and manager of the Funds through its First American Asset Management group. The Advisor is a national banking association that has professionally managed accounts for individuals, insurance companies, foundations, commingled accounts, trust funds, and others for over 75 years. The Advisor is a subsidiary of U.S. Bancorp ("USB"), 601 Second Avenue South, Minneapolis, Minnesota 55402, which is a regional, multi-state bank holding company headquartered in Minneapolis, Minnesota. USB operates four banks and eleven trust companies with banking offices in 16 contiguous states. USB also has various other subsidiaries engaged in financial services. At September 30, 2000 on a pro forma combined basis, USB and its consolidated subsidiaries had consolidated assets of more than $86 billion, consolidated deposits of more than $51 billion and shareholders' equity of more than $8 billion.

         Pursuant to an Investment Advisory Agreement, effective as of January 20, 1995 (the "Advisory Agreement") between FAF, on behalf of each Fund, and the Advisor, the Funds engage the Advisor to act as investment advisor for and to manage the investment of the Funds' assets. The Advisory Agreement requires each Fund to pay the Advisor a monthly fee equal, on an annual basis, to .40 of 1% of the Fund's average daily net assets.

         The Advisory Agreement requires the Advisor to arrange, if requested by FAF, for officers or employees of the Advisor to serve without compensation from the Funds as directors, officers, or employees of FAF if duly elected to such positions by the shareholders or directors of FAF. The Advisor has the authority and responsibility to make and execute investment decisions for the Funds within the framework of the Funds' investment policies, subject to review by the Board of Directors of FAF. The Advisor is also responsible for monitoring the performance of the various organizations providing services to the Funds, including the Funds' distributor, shareholder services agent, custodian, and accounting agent, and for periodically reporting to FAF's Board of Directors on the performance of such organizations. The Advisor will, at its own expense, furnish the Funds with the necessary personnel, office facilities, and equipment to service the Funds' investments and to discharge its duties as investment advisor of the Funds.

         In addition to the investment advisory fee, each Fund pays all of its expenses that are not expressly assumed by the Advisor or any other organization with which the Fund may enter into an agreement for the performance of services. Each Fund is liable for such nonrecurring expenses as may arise, including litigation to which the Fund may be a party. FAF may have an obligation to indemnify its directors and officers with respect to such litigation. The Advisor will be liable to the Funds under the Advisory Agreement for any negligence or willful misconduct by the Advisor other than liability for investments made by the Advisor in accordance with the explicit direction of the Board of Directors or the investment objectives and policies of the Funds. The Advisor has agreed to indemnify the Funds with respect to any loss, liability, judgment, cost or penalty that a Fund may suffer due to a breach of the Advisory Agreement by the Advisor.

         The Advisor may, at its option, waive any or all of its fees, or reimburse expenses, with respect to each of the Funds from time to time. Any such waiver or reimbursement is voluntary and may be discontinued at any time unless otherwise set forth in the Prospectus. The Advisor also may absorb or reimburse expenses of the Funds from time to time, in its discretion, while retaining the ability to be reimbursed by the Funds for such amounts prior to the end of the fiscal year. This practice would have the effect of lowering a Fund's overall expense ratio and of increasing yield to investors, or the converse, at the time such amounts are absorbed or reimbursed, as the case may be.

         The following table sets forth total advisory fees before waivers and after waivers for each of the Funds for the fiscal years ended September 30, 1998, September 30, 1999 and September 30, 2000:

                                       Year Ended                        Year Ended                      Year Ended
                                   September 30, 1998                September 30, 1999              September 30, 2000

                              Advisory Fee      Advisory Fee     Advisory Fee    Advisory Fee    Advisory Fee    Advisory Fee
                             Before Waivers    After Waivers    Before Waivers  After Waivers   Before Waivers  After Waivers
Government Obligations Fund  $ 6,013,155       $ 5,031,567       $ 7,246,387     $ 6,060,287     $ 7,197,627     $ 6,131,785
Prime Obligations Fund        25,709,852        20,468,245        42,361,239      36,048,136      47,309,640      42,594,558
Tax Free Obligations Fund      1,002,936(1)        674,436(1)      2,709,709       2,199,008       2,766,005       2,325,107
Treasury Obligations Fund     19,284,901        16,240,243        24,069,258      20,324,364      23,308,337      20,026,508

(1) Information is for the ten month period from December 1, 1997 to September 30, 1998.

DISTRIBUTOR AND DISTRIBUTION PLANS

         SEI Investments Distribution Co. (the "Distributor" ) serves as the distributor for the Class A, Class B, Class C, Class Y and Class D Shares of the Funds. The Distributor is a wholly-owned subsidiary of SEI Investments Company.

         The Distributor serves as distributor for the Class A, Class Y and Class D Shares pursuant to a Distribution Agreement effective as of January 20, 1995 between itself and the Funds, as the distributor for the Class B Shares pursuant to a Distribution and Service Agreement dated January 20, 1995 (the "Class B Distribution Agreement") between itself and the Funds, and as the distributor for the Class C Shares pursuant to a Distribution and Service Agreement dated December 9, 1998 (the "Class C Distribution Agreement") between itself and the Funds. These agreements are referred to collectively as the "Distribution Agreements."

         Under the Distribution Agreements, the Distributor has agreed to perform all distribution services and functions of the Funds to the extent such services and functions are not provided to the Funds pursuant to another agreement. The shares of the Funds are distributed through the Distributor and through securities firms, financial institutions (including, without limitation, banks) and other industry professionals (the "Participating Institutions") which enter into sales agreements with the Distributor to perform share distribution or shareholder support services.

         Fund shares and other securities distributed by the Distributor are not deposits or obligations of, or endorsed or guaranteed by, U.S. Bank or its affiliates, and are not insured by the Bank Insurance Fund, which is administered by the Federal Deposit Insurance Corporation.

         U.S. Bancorp Investment Services, Inc. ("USBI") and U.S. Bancorp Piper Jaffray Inc. ("Piper"), broker-dealers affiliated with the Advisor, are Participating Institutions. The Advisor pays USBI and Piper up to 0.25% of the portion of each Fund's average daily net assets attributable to Class Y Shares for which USBI or Piper are responsible, respectively, in connection with USBI's or Piper's provision of shareholder support services. Such amounts paid to USBI and Piper, by the Advisor, will not affect any agreement by the Advisor to limit expenses of each Fund.

         The Class A Shares pay to the Distributor a shareholder servicing fee at an annual rate of 0.25% of the average daily net assets of the Class A Shares. The fee may be used by the Distributor to provide compensation for shareholder servicing activities with respect to the Class A Shares. The shareholder servicing fee is intended to compensate the Distributor for ongoing servicing and/or maintenance of shareholder accounts and may be used by the Distributor to provide compensation to institutions through which shareholders hold their shares for ongoing servicing and/or maintenance of shareholder accounts. This fee is calculated and paid each month based on average daily net assets of Class A Shares of each Fund for that month.

         The Class B shares pay to the Distributor a shareholder servicing fee at the annual rate of 0.25% of the average daily net assets of the Class B shares. The fee may be used by the Distributor to provide compensation for shareholder activities with respect to the Class B shares beginning one year after purchase. The Class B shares also pay to the Distributor a distribution fee at the annual rate of 0.75% of the average daily net assets of the Class B shares. The distribution fee is intended to compensate the distributor for advancing a commission to institutions purchasing Class B shares.

         The Class C shares pay to the Distributor a shareholder servicing fee at the annual rate of 0.25% of the average daily net assets of the Class C shares. The fee may be used by the Distributor to provide compensation for shareholder activities with respect to the Class C shares. This fee is calculated and paid each month based on average daily net assets of the Class C shares. The Class C shares also pay to the Distributor a distribution fee at the annual rate of 0.75% of the average daily net assets of the Class C shares. The Distributor may use the distribution fee to provide compensation to institutions through which shareholders hold their shares beginning one year after purchase.

         The Class D Shares of each Fund pay a shareholder servicing fee to the Distributor monthly at the annual rate of 0.15% of each Fund's Class D average daily net assets. The fee may be used by the Distributor to provide compensation for shareholder servicing activities with respect to the Class D Shares of the kinds described in the Class D Shares Prospectus. This fee is calculated and paid each month based on average daily net assets of Class D Shares of each Fund for that month.

         The Distributor receives no compensation for distribution of the Class Y Shares.

         The Distribution Agreements provide that they will continue in effect for a period of more than one year from the date of their execution only so long as such continuance is specifically approved at least annually by the vote of a majority of the Board members of FAF and by the vote of the majority of those Board members of FAF who are not interested persons of FAF and who have no direct or indirect financial interest in the operation of FAF's Rule 12b-1 Plans of Distribution or in any agreement related to such plans.

         SEI Investments Distribution Co., the Fund's underwriter, received the following compensation from each Fund during its most recent fiscal year.

                              Net Underwriting    Compensation on     Brokerage         Other
                               and Commissions    Redemptions and    Commissions    Compensation
                                                    Repurchases
Government Obligations Fund         None               None             None            None
Prime Obligations Fund              None               None             None            None
Tax Free Obligations Fund           None               None             None            None
Treasury Obligations Fund           None               None             None            None

         FAF has adopted Plans of Distribution (the "Plans") with respect to Class A, Class B, Class C and Class D Shares of the Funds, respectively, pursuant to Rule 12b-1 under the 1940 Act. Rule 12b-1 provides in substance that a mutual fund may not engage directly or indirectly in financing any activity which is primarily intended to result in the sale of shares, except pursuant to a plan adopted under the Rule. The Plans authorize the Funds to pay the Distributor fees for the services it performs for the Funds as described in the preceding paragraphs. The Class B Plan and Class C Plan also authorize the Distributor to retain the contingent deferred sales charge applied on redemptions of Class B Shares and Class C Shares, respectively. The Plans recognize that the Advisor, the Administrator, the Distributor, and any Participating Institution, in their discretion, may use their own assets to pay for certain additional costs of distributing shares of the Funds. Any such arrangement to pay such additional costs may be commenced or discontinued by the Advisor, the Administrator, the Distributor, or any Participating Institution at any time.

         Each Plan is a "compensation-type" plan under which the Distributor is entitled to receive the distribution fee regardless of whether its actual distribution expenses are more or less than the amount of the fee. If, after payments by the Distributor for advertising, marketing, and distribution, there are any remaining fees, these may be used as the Distributor may elect. Because the amounts payable under the Plans will be commingled with the Distributor's general funds, including the revenues it receives in the conduct of its business, it is possible that certain of the Distributor's overhead expenses will be paid out of Plan fees and that these expenses may include items which the SEC Staff has noted, for example, the costs of leases, depreciation, communications, salaries, training, and supplies. The Funds believe that such expenses, if paid, will be paid only indirectly out of the fees being paid under the Plans.

         The following tables set forth the total Rule 12b-1 fees, after waivers, paid by each class of the Funds for the fiscal years ended September 30, 1998, September 30, 1999 and September 30, 2000.

                                                   Year Ended September 30, 1998
                                  Class A       Class B       Class C       Class Y      Class D
Government Obligations Fund   $   166,887(1)    $     *        $    *        $   0     $  621,492
Prime Obligations Fund          3,214,942        20,640        $  904            0        392,629
Tax Free Obligations Fund         203,999(2)          *             *            0         21,952(2)
Treasury Obligations Fund         176,091(3)          *             *            0      5,046,268

                                                   Year Ended September 30, 1999
                                  Class A       Class B       Class C       Class Y      Class D
Government Obligations Fund   $ 1,096,656       $     *        $    *        $   0     $  571,999
Prime Obligations Fund         10,280,070       $37,546        $  904            0        538,850
Tax Free Obligations Fund         718,454             *             *            0         45,542
Treasury Obligations Fund          99,338             *             *            0      5,947,592

                                                   Year Ended September 30, 2000
                                  Class A       Class B       Class C       Class Y      Class D
Government Obligations Fund   $ 1,113,870       $     *        $    *        $   0     $  646,633
Prime Obligations Fund         11,347,336        40,878         2,845            0        741,724
Tax Free Obligations Fund         746,687             *             *            0         44,856
Treasury Obligations Fund          76,139             *             *            0      5,311,719

* The Fund did not offer this class of shares during the period indicated.


(1)  For the period from April 29, 1998 to September 30, 1998.
(2)  For the ten month period from December 1, 1997 to September 30, 1998.
(3)  For the period from November 3, 1997 to September 30, 1998.

ADMINISTRATOR; CUSTODIAN; COUNSEL; AUDITORS

         ADMINISTRATOR. Effective January 1, 2000 U.S. Bank National Association (the "Administrator"), 601 Second Avenue South, Minneapolis, Minnesota 55402, serves as the Administrator for the Funds pursuant to an Administration Agreement between it and the Funds. The Administrator is a subsidiary of USB. Under the Administration Agreement, the Administrator provides, or compensates others to provide, services to the Funds. These services include various oversight and legal services, accounting services, transfer agency and dividend disbursing services and shareholder services. The Funds pay U.S. Bank fees which are calculated daily and paid monthly, equal to each fund's pro rata share of an amount equal, on an annual basis, to 0.070% of the aggregate average daily assets of all open-end mutual funds in the First American fund family up to $8 billion, and 0.055% of the aggregate average daily net assets of all open-end mutual funds in the First American fund family in excess of $8 billion. (For the purposes of this Agreement, the First American fund family includes all series of FAF, FASF, FAIF and FAIP.) In addition, the Funds pay U.S. Bank annual fees of $18,500 per CUSIP, shareholder account maintenance fees of $9 to $15 per account, closed account fees of $3.50 per account, and Individual Retirement Account fees of $15 per account.

         Prior to January 1, 2000, SEI Investments Management Corporation served as the administrator for the Funds. SEI Investments Management Corporation is a wholly-owned subsidiary of SEI Investments Company, which also owns the Funds' Distributor. See "- Distributor and Distribution Plans" below. The Funds paid to SEI Investment Management a fee equal to (i) 0.070% of each Fund's average daily net assets until aggregate net assets of all Funds exceeded $8 billion and (ii) 0.055% to the extent aggregate net assets of all Funds exceeded $8 billion.

         The following table sets forth total administrative fees, after waivers, paid by each of the Funds for the fiscal years ended September 30, 1998, September 30, 1999 and September 30, 2000:

                                  Year Ended          Year Ended          Year Ended
                                 September 30,       September 30,       September 30,
                                     1998               1999                 2000
Government Obligations Fund      $  915,374          $1,067,565           $1,056,986
Prime Obligations Fund            3,868,312           6,234,662            6,937,700
Tax Free Obligations Fund           149,868(1)          399,068              405,449
Treasury Obligations Fund         2,904,106           3,543,123            3,424,307

(1)  For the ten month period from December 1, 1997 to September 30, 1998.

         CUSTODIAN. U.S. Bank National Association (the "Custodian") acts as custodian of the Funds' assets and portfolio securities pursuant to a Custodian Agreement between First Trust National Association and the Funds. First Trust's rights and obligations under the Custodian Agreement were assigned to U.S. Bank pursuant to an Assignment and Assumption Agreement between First Trust and U.S. Bank. The Custodian takes no part in determining the investment policies of the Funds or in deciding which securities are purchased or sold by the Funds. The duties of the Custodian are limited to receiving and safeguarding the assets and securities of the Funds and to delivering or disposing of them pursuant to the Funds' order. The Custodian is granted a lien for unpaid compensation upon any cash or securities held by it for the Funds.

         COUNSEL. Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402, is independent general counsel for the Funds.

         AUDITORS. Ernst & Young LLP, 1400 Pillsbury Center, Minneapolis, Minnesota 55402, serves as the Funds' independent auditors, providing audit services, including audits of the annual financial statements and assistance and consultation in connection with SEC filings for the years ended September 30, 1999 and September 30, 2000.

         KPMG LLP, 90 South Seventh Street, Minneapolis, Minnesota 55402, acted as the Funds' independent auditors, providing audit services including audits of the annual financial statements and assistance and consultation in connection with SEC filings for the fiscal periods ended as of September 30, 1998.

                             PORTFOLIO TRANSACTIONS

         As the Funds' portfolios are exclusively composed of debt, rather than equity securities, most of the Funds' portfolio transactions are effected with dealers without the payment of brokerage commissions but at net prices, which usually include a spread or markup. In effecting such portfolio transactions on behalf of the Funds, the Advisor seeks the most favorable net price consistent with the best execution. The Advisor may, however, select a dealer to effect a particular transaction without communicating with all dealers who might be able to effect such transaction because of the volatility of the market and the desire of the Advisor to accept a particular price for a security because the price offered by the dealer meets guidelines for profit, yield, or both. The Funds may authorize the Advisor to place brokerage orders with some brokers who help distribute the Funds' shares, if the Advisor reasonably believes that transaction quality and commissions, if any, are comparable to that available from other qualified brokers.

         Decisions with respect to placement of the Funds' portfolio transactions are made by the Advisor. The primary consideration in making these decisions is efficiency in executing orders and obtaining the most favorable net prices for the Funds. Most Fund transactions are with the issuer or with major dealers acting for their own account and not as brokers. When consistent with these objectives, business may be placed with broker-dealers who furnish investment research services to the Advisor. Such research services would include advice, both directly and in writing, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities, as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts.

         The research services may allow the Advisor to supplement its own investment research activities and enable the Advisor to obtain the views and information of individuals and research staffs of many different securities firms prior to making investment decisions for the Funds. To the extent portfolio transactions are effected with broker-dealers who furnish research services, the Advisor would receive a benefit, which is not capable of evaluation in dollar amounts, without providing any direct monetary benefit to the Funds from these transactions.

         The Advisor has not entered into any formal or informal agreements with any broker-dealers, and does not maintain any "formula" that must be followed in connection with the placement of Fund portfolio transactions in exchange for research services provided to the Advisor, except as noted below. The Advisor may, from time to time, maintain an informal list of broker-dealers that will be used as a general guide in the placement of Fund business in order to encourage certain broker-dealers to provide the Advisor with research services, which the Advisor anticipates will be useful to it. Any list, if maintained, would be merely a general guide, which would be used only after the primary criteria for the selection of broker-dealers (discussed above) has been met, and, accordingly, substantial deviations from the list could occur. While it is not expected that any Fund will pay brokerage commissions, if it does, the Advisor would authorize the Fund to pay an amount of commission for effecting a securities transaction in excess of the amount of commission another broker-dealer would have charged only if the Advisor determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Advisor with respect to the Funds.

         No Fund effects brokerage transactions in its portfolio securities with any broker-dealer affiliated directly or indirectly with its Advisor or Distributor unless such transactions, including the frequency thereof, the receipt of commissions payable in connection therewith, and the selection of the affiliated broker-dealer effecting such transactions are not unfair or unreasonable to the shareholders of the Fund, as determined by the Board of Directors. Any transactions with an affiliated broker-dealer must be on terms that are both at least as favorable to the Fund as such Fund can obtain elsewhere and at least as favorable as such affiliate broker-dealer normally gives to others.

         When two or more clients of the Advisor are simultaneously engaged in the purchase or sale of the same security, the prices and amounts are allocated in accordance with a formula considered by the Advisor to be equitable to each client. In some cases, this system could have a detrimental effect on the price or volume of the security as far as each client is concerned. In other cases, however, the ability of the clients to participate in volume transactions will produce better executions for each client.

         During the fiscal year ended September 30, 2000, Government Obligations Fund, Prime Obligations Fund and Treasury Obligations Fund paid no brokerage commissions to affiliated brokers.

         At September 30, 2000, Prime Obligations Fund held securities of broker-dealers which are deemed to be "regular brokers or dealers" of the Funds under the 1940 Act (or of such broker-dealers' parent companies) in the following amounts:

     Goldman Sachs (commercial paper)                $122,654,000
     Goldman Sachs (notes)                             88,000,000
     Morgan Stanley Dean Witter (commercial paper)    200,000,000
     Morgan Stanley Dean Witter (notes)               150,000,000

                                  CAPITAL STOCK

         Each share of the Funds' $.01 par value common stock is fully paid, nonassessable, and transferable. Shares may be issued as either full or fractional shares. Fractional shares have pro rata the same rights and privileges as full shares. Shares of the Funds have no preemptive or conversion rights.

         Each share of the Funds has one vote. On some issues, such as the election of directors, all shares of all FAF Funds vote together as one series. The shares do not have cumulative voting rights. Consequently, the holders of more than 50% of the shares voting for the election of directors are able to elect all of the directors if they choose to do so. On issues affecting only a particular Fund or class, the shares of that Fund or class will vote as a separate series. Examples of such issues would be proposals to alter a fundamental investment restriction pertaining to a Fund or to approve, disapprove or alter a distribution plan pertaining to a class.

         The Bylaws of FAF provide that annual shareholders' meetings are not required and that meetings of shareholders need be held only with such frequency as required under Minnesota law and the 1940 Act.

         As of November 13, 2000, the directors of FSF owned shares of FASF, FAF and FAIF with an aggregate net asset value of approximately $9 million. As of November 13, 2000, the directors and officers of FAF as a group owned less than one percent of each Fund's outstanding shares. As of November 1, 2000, the Funds were aware that the following persons owned of record five percent or more of the outstanding shares of each class of stock of the Funds.

                                                              Percentage of Outstanding Shares
-----------------------------------------------------------------------------------------------------------
                                                     Class A    Class B    Class C    Class D    Class Y
-----------------------------------------------------------------------------------------------------------
Treasury Obligations Fund
-----------------------------------------------------------------------------------------------------------
Treasury Oblig A Omnibus Account USBancorp
Piper Jaffray for the Exclusive Benefit of It's
Customers
Attn TA Services MPFP1922
601 2nd Ave S
Minneapolis, MN 55402-4303                            30.50%

Special Custody Account For the Exclusive Benefit
Of Customers of FBS Investment Services INC
100 South Fifth St     Suite 1400
Attn: Money Fund Unit R/R
Minneapolis, MN 55402-1217                            65.31%

-----------------------------------------------------------------------------------------------------------
Treasury Obligations Fund (continued)                Class A    Class B    Class C    Class D    Class Y
-----------------------------------------------------------------------------------------------------------
US Bank NA US Bank Trust Center
Attn: Linda Fritz SPER0603
180 5th St E
Saint Paul, MN 55101-1606                                                              99.86%

Special Custody Account For the Exclusive Benefit
Of Customers of FBS Investment Services INC
100 South Fifth St     Suite 1400
Attn: Money Fund Unit R/R
Minneapolis, MN 55402-1217                                                                        24.90%

US Bank NA
US Bank Trust Center
Attn: Linda Fritz SPER0603
180 5th St E
Saint Paul, MN 55101-1606                                                                         74.50%

-----------------------------------------------------------------------------------------------------------
Government Obligations Fund                          Class A    Class B    Class C    Class D    Class Y
-----------------------------------------------------------------------------------------------------------
Government Oblig FD A Omnibus Account
USBancorp Piper Jaffray for the Exclusive
Benefit of Its Customers
Attn: TA Services MPFP 1922
601 2nd Ave S
Minneapolis, MN 55402-4303                            92.57%

Special Custody Account For the Exclusive Benefit
Of Customers of FBS Investment Services INC
100 South Fifth St     Suite 1400
Attn: Money Fund Unit R/R
Minneapolis, MN 55402-1217                             6.96%

US Bank NA
US Bank Trust Center
Attn: Linda Fritz SPER0603
180 5th St E
Saint Paul, MN 55101-1606                                                              99.97%

US Bank NA
US Bank Trust Center
Attn: Linda Fritz SPER0603
180 5th St E
Saint Paul, MN 55101-1606                                                                         46.31%

Special Custody Account For the Exclusive Benefit
Of Customers of FBS Investment Services INC
100 South Fifth St     Suite 1400
Attn: Money Fund Unit R/R
Minneapolis, MN 55402-1217

-----------------------------------------------------------------------------------------------------------
Prime Obligations Fund                               Class A    Class B    Class C    Class D    Class Y
-----------------------------------------------------------------------------------------------------------
Prime Oblig A Omnibus Account USBancorp
Piper Jaffray for the Exclusive Benefit of It's
Customers
Attn TA Services MPFP1922
601 2nd Ave S
Minneapolis, MN 55402-4303                            80.31%

Special Custody Account For the Exclusive Benefit
Of Customers of FBS Investment Services INC
100 South Fifth St     Suite 1400
Attn: Money Fund Unit R/R
Minneapolis, MN 55402-1217                            19.16%

Prime Oblig B Omnibus Account USBancorp
Piper Jaffray for the Exclusive Benefit of It's
Customers
Attn TA Services MPFP1922
601 2nd Ave S
Minneapolis, MN 55402-4303                                       28.04%

U S Bancorp Investments INC
FBO 531855831
100 South Fifth Street   Suite 1400
Minneapolis, MN 55402-1217                                        7.32%

Prime Oblig C Omnibus Account USBancorp
Piper Jaffray for the Exclusive Benefit of It's
Customers
Attn TA Services MPFP1922
601 2nd Ave S
Minneapolis, MN 55402-4303                                                  93.91%

US Bank NA
US Bank Trust Center
Attn: Linda Fritz SPER0603
180 5th St E
Saint Paul, MN 55101-1606                                                              88.88%

Special Custody Account For the Exclusive Benefit
Of Customers of FBS Investment Services INC
100 South Fifth St     Suite 1400
Attn: Money Fund Unit R/R
Minneapolis, MN 55402-1217                                                             11.12%

Prime Oblig Y Omnibus Account USBancorp
Piper Jaffray for the Exclusive Benefit of It's
Customers
Attn TA Services MPFP1922
601 2nd Ave S
Minneapolis, MN 55402-4303                                                                         8.24%

-----------------------------------------------------------------------------------------------------------
Prime Obligations Fund (continued)                   Class A    Class B    Class C    Class D    Class Y
-----------------------------------------------------------------------------------------------------------
US Bank NA
US Bank Trust Center
Attn: Linda Fritz SPER0603
180 5th St E
Saint Paul, MN 55101-1606                                                                         53.47%

Special Custody Account For the Exclusive Benefit
Of Customers of FBS Investment Services INC
100 South Fifth St     Suite 1400
Attn: Money Fund Unit R/R
Minneapolis, MN 55402-1217                                                                        35.56%

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Tax Free Fund                                        Class A    Class B    Class C    Class D    Class Y
-----------------------------------------------------------------------------------------------------------
Tax Free Oblig A Omnibus Account USBancorp
Piper Jaffray for the Exclusive Benefit of It's
Customers
Attn TA Services MPFP1922
601 2nd Ave S
Minneapolis, MN 55402-4303                            96.30%

US Bank NA
US Bank Trust Center
Attn: Linda Fritz SPER0603
180 5th St E
Saint Paul, MN 55101-1606                                                              99.95%

US Bank NA
US Bank Trust Center
Attn: Linda Fritz SPER0603
180 5th St E
Saint Paul, MN 55101-1606                                                                         99.43%

                    NET ASSET VALUE AND PUBLIC OFFERING PRICE

         The public offering price of the shares of a Fund generally equals the Fund's net asset value plus any applicable sales change. A summary of any applicable sales charge assessed on Fund share purchases is set forth in the Fund's Prospectuses. Each Fund is open for business and its net asset value per share is calculated on every day the New York Stock Exchange and federally-chartered banks are open for business. The New York Stock Exchange is not open for business on the following holidays (or on the nearest Monday or Friday if the holiday falls on a weekend): New Year's Day, Martin Luther King, Jr. Day, Washington's Birthday (observed), Good Friday, Memorial Day (observed), Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. Each year the New York Stock Exchange may designate different dates for the observance of these holidays as well as designate other holidays for closing in the future. To the extent that the securities of a Fund are traded on days that the Fund is not open for business, the Funds' net asset value per share may be affected on days when investors may not purchase or redeem shares. On September 30, 2000, the net asset value per share for the Funds was calculated as set forth below.

                                Net Assets   +     Shares         Net Asset
                               (In Dollars)      Outstanding   Value Per Share
                                                                (In Dollars)
GOVERNMENT OBLIGATIONS FUND
     Class A                 $  470,587,406      470,569,753      $  1.00
     Class Y                    937,229,612      937,455,427         1.00
     Class D                    472,078,270      472,146,334         1.00
PRIME OBLIGATIONS FUND
     Class A                 $4,614,094,167    4,614,105,161      $  1.00
     Class B                      4,009,059        4,010,765         1.00
     Class C                        370,621          370,607         1.00
     Class Y                  6,431,028,574    6,431,087,504         1.00
     Class D                    515,806,152      515,824,670         1.00


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


TAX FREE OBLIGATIONS FUND
     Class A                 $  286,449,037      286,460,761      $  1.00
     Class Y                    375,890,879      375,894,184         1.00
     Class D                     24,112,020       24,111,585         1.00
TREASURY OBLIGATIONS FUND
     Class A                 $   30,506,492       30,481,745      $  1.00
     Class Y                  2,065,657,710    2,065,691,461         1.00
     Class D                  3,252,550,713    3,252,580,451         1.00


                        VALUATION OF PORTFOLIO SECURITIES

         The Funds' portfolio securities are valued on the basis of the amortized cost method of valuation. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price a Fund would receive if it sold the instrument. During periods of declining interest rates, the daily yield on shares of a Fund computed as described above may tend to be higher than a like computation made by a fund with identical investments utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments. Thus, if the use of amortized cost by a Fund resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Fund would be able to obtain a somewhat higher yield than would result from investment in a fund utilizing solely market values, and existing investors in the Fund would receive less investment income. The converse would apply in a period of rising interest rates.

         The valuation of the Funds' portfolio instruments based upon their amortized cost and the concomitant maintenance of the Funds' per share net asset value of $1.00 is permitted in accordance with Rule 2a-7 under the 1940 Act, under which the Funds must adhere to certain conditions. The Funds must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase only instruments having remaining maturities of 397 days or less from the date of purchase, and invest only in securities determined by the Board of Directors to present minimal credit risks and which are of high quality as determined by major rating services, or, in the case of any instrument which is not so rated, which are of comparable quality as determined by the Board of Directors. The maturities of variable rate demand instruments held in the Funds' portfolio will be deemed to be the longer of the demand period, or the period remaining until the next interest rate adjustment, although stated maturities may be in excess of one year. It is the normal practice of the Funds to hold portfolio securities to maturity and realize par therefor unless such sale or other disposition is mandated by redemption requirements or other extraordinary circumstances. The Board of Directors must establish procedures designed to stabilize, to the extent reasonably possible, the Funds' price per share as computed for the purpose of sales and redemptions at a single value. It is the intention of the Funds to maintain a per share net asset value of $1.00. Such procedures will include review of the Funds' portfolio holdings by the Directors at such intervals as they may deem appropriate, to determine whether the Funds' net asset value calculated by using available market quotations deviates from $1.00 per share and, if so, whether such deviation may result in material dilution or is otherwise unfair to existing shareholders. In the event the Board of Directors determines that such a deviation exists, they will take such corrective action as they regard as necessary and appropriate, such as selling portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends, or establishing a net asset value per share by using available market quotations.

                                      TAXES

         Each Fund intends to elect each year to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). If so qualified, each Fund will not be liable for federal income taxes to the extent it distributes its taxable income to its shareholders.

         Each Fund expects to distribute net realized short-term gains (if any) once each year, although it may distribute them more frequently, if necessary in order to maintain the Funds' net asset value at $1.00 per share. Distributions of net investment income and net short-term capital gains are taxable to investors as ordinary income.

         Under the Code, each Fund is required to withhold 31% of reportable payments (including dividends, capital gain distributions, if any, and redemptions) paid to certain shareholders who have not certified that the social security number or taxpayer identification number supplied by them is correct and that they are not subject to backup withholding because of previous under reporting to the IRS. These backup withholding requirements generally do not apply to shareholders that are corporations or governmental units or certain tax-exempt organizations.

         Under the Code, interest on indebtedness incurred or continued to purchase or carry shares of an investment company paying exempt-interest dividends, such as Tax Free Obligations Fund, will not be deductible by a shareholder in proportion to the ratio of exempt-interest dividends to all dividends other than those treated as long-term capital gains. Indebtedness may be allocated to shares of Tax Free Obligations Fund even though not directly traceable to the purchase of such shares. Federal tax law also restricts the deductibility of other expenses allocable to shares of Tax Free Obligations Fund.

         For shareholders who are or may become recipients of Social Security benefits, exempt-interest dividends are includable in computing "modified adjusted gross income" for purposes of determining the amount of Social Security benefits, if any, that is required to be included in gross income. The maximum amount of Social Security benefits includable in gross income is 85%.

         The Code imposes requirements on certain tax-exempt bonds which, if not satisfied, could result in loss of tax-exemption for interest on such bonds, even retroactively to the date of issuance of the bonds. Proposals may be introduced before Congress in the future, the purpose of which will be to further restrict or eliminate the federal income tax exemption for certain tax-exempt securities. Tax Free Obligations Fund cannot predict what additional legislation may be enacted that may affect shareholders. The Fund will avoid investment in such tax-exempt securities which, in the opinion of the Advisor, pose a material risk of the loss of tax exemption. Further, if such tax-exempt security in the Fund's portfolio loses its exempt status, the Fund will make every effort to dispose of such investment on terms that are not detrimental to the Fund.

                         CALCULATION OF PERFORMANCE DATA

         The Funds may issue current yield quotations. Simple yields are computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of a recent seven calendar day period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then multiplying the base period return by 365/7. The resulting yield figure will be carried to at least the nearest hundredth of one percent. Effective yields are computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of a recent seven calendar day period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then compounding the base period return by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula:

              EFFECTIVE YIELD -- [(BASE PERIOD RETURN + 1)365/7]-1

         When calculating the foregoing yield or effective yield quotations, the calculation of net change in account value will include the value of additional shares purchased with dividends from the original share and dividends declared on both the original share and any such additional shares, and all fees, other than nonrecurring accounts or sales charges that are charged to all shareholder accounts in proportion to the length of the base period. Realized gains and losses from the sale of securities and unrealized appreciation and depreciation are excluded from the calculation of yield and effective yield.

         From time to time, a Fund may advertise its "yield" and "effective yield." These yield figures are based upon historical earnings and are not intended to indicate future performance. The "yield" of a Fund refers to the income generated by an investment in the Fund over a seven-day period (which period will be stated in the advertisement). This income is then "annualized," that is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested.

The "effective yield" will be slightly higher than the "yield" because of the compounding effect of this assumed reinvestment. For the seven-day period ended September 30, 2000, the yield and effective yield, respectively, for the Funds were as set forth below.

                                                   Yield       Effective Yield
GOVERNMENT OBLIGATIONS FUND
     Class A                                        5.92 %            6.09 %
     Class Y                                        6.22              6.41
     Class D                                        6.07              6.25
PRIME OBLIGATIONS FUND
     Class A                                        5.90              6.07
     Class B                                        5.26              5.40
     Class C                                        5.26              5.40
     Class Y                                        6.26              6.45
     Class D                                        6.11              6.29
TAX FREE OBLIGATIONS FUND
     Class A                                        4.03              4.11
     Class Y                                        4.33              4.42
     Class D                                        4.18              4.26
TREASURY OBLIGATIONS FUND
     Class A                                        5.76              5.93
     Class Y                                        6.01              6.19
     Class D                                        5.86              6.03

         Tax Free Obligations Fund may also advertise its tax equivalent yield. This yield will be computed by dividing that portion of the seven-day yield or effective yield of the Fund (computed as set forth above) which is tax-exempt by one minus the maximum federal income tax rate and adding the product of that portion, if any, of the yield of the Fund that is not tax-exempt. For the seven day period ended September 30, 2000, the tax-equivalent yield for Tax Free Obligations Fund was as follows:

                                              Tax-Equivalent     Tax-Equivalent
                                                   Yield         Effective Yield
TAX FREE OBLIGATIONS FUND
     Class A                                        6.67 %            6.80 %
     Class Y                                        7.17              7.32
     Class D                                        6.92              7.05

         Yield information may be useful in reviewing the Funds' performance and for providing a basis for comparison with other investment alternatives. However, yields fluctuate, unlike investments which pay a fixed yield for a stated period of time. Yields for the Funds are calculated on the same basis as other money market funds as required by applicable regulations. Investors should give consideration to the quality and maturity of the portfolio securities of the respective investment companies when comparing investment alternatives.

         Investors should recognize that in periods of declining interest rates the Funds' yields will tend to be somewhat higher than prevailing market rates, and in periods of rising interest rates the Funds' yields will tend to be somewhat lower. Also, when interest rates are falling, the inflow of net new money to a Fund from the continuous sale of its shares will likely be invested in portfolio instruments producing lower yields than the balance of the Funds' portfolio, thereby reducing the current yield of the Fund. In periods of rising interest rates, the opposite can be expected to occur.

                   ADDITIONAL INFORMATION ABOUT SELLING SHARES

BY TELEPHONE

         A shareholder may redeem shares of a Fund, if he or she elects the privilege on the initial shareholder application, by calling his or her financial institution to request the redemption. Shares will be redeemed at the net asset value next determined after the Fund receives the redemption request from the financial institution (less the amount of any applicable contingent deferred sales charge). Redemption requests must be received by the financial institution by the time specified by the institution to be assured same day processing and redemption requests must be transmitted to and received by the Funds by 3:00 p.m. Central Time (for Government Obligations Fund, Prime Obligations Fund and Treasury Obligations Fund) and by 11:30 a.m. Central Time (for Tax Free Obligations Fund), for same day processing. Pursuant to instructions received from the financial institution, redemptions will be made by check or by wire transfer.

It is the financial institution's responsibility to transmit redemption requests promptly. Redemptions processed by 3:00 p.m. Central Time (for Government Obligations Fund, Prime Obligations Fund and Treasury Obligations Fund) and by 11:30 a.m. Central Time (for Tax Free Obligations Fund) will not receive that day's dividend. Redemption requests placed after that respective time will earn that day's dividend, but will generally not receive proceeds until the following day.

         Shareholders who did not purchase their shares through a financial institution may redeem Fund shares by telephoning (800) 637-2548. At the shareholder's request, redemption proceeds will be paid by check and mailed to the shareholder's address of record or wire transferred to the shareholder's account at a domestic commercial bank that is a member of the Federal Reserve System, normally within one business day, but in no event longer than seven days after the request. Wire instructions must be previously established in the account or provided in writing. The minimum amount for a wire transfer is $1,000. If at any time a Fund determines it necessary to terminate or modify this method of redemption, shareholders will be promptly notified.

         In the event of drastic economic or market changes, a shareholder may experience difficulty in redeeming by telephone. If such a case should occur, another method of redemption should be considered. Neither the Transfer Agent nor any Fund will be responsible for any loss, liability, cost or expense for acting upon wire instructions or upon telephone instructions that it reasonably believes to be genuine. The Transfer Agent and the Funds will each employ reasonable procedures to confirm that instructions communicated are genuine. These procedures may include taping of telephone conversations. To ensure authenticity of redemption or exchange instructions received by telephone, the Transfer Agent examines each shareholder request by verifying the account number and/or taxpayer identification number at the time such request is made. The Transfer Agent subsequently sends confirmations of both exchange sales and exchange purchases to the shareholder for verification. If reasonable procedures are not employed, the Transfer Agent and the Funds may be liable for any losses due to unauthorized or fraudulent telephone transactions.

BY MAIL

         Shareholders may redeem Fund shares by sending a written request to their investment professional, their financial institution, or the Funds. The written request should include the shareholder's name, the Fund name, the account number, and the share or dollar amount requested to be redeemed, and should be signed exactly as the shares are registered. Shareholders should call the Funds, shareholder servicing agent or financial institution for assistance in redeeming by mail. A check for redemption proceeds normally is mailed within one business day, but in no event more than seven business days, after receipt of a proper written redemption request.

         Shareholders requesting a redemption of $50,000 or more, a redemption of any amount to be sent to an address other than that on record with the Funds, or a redemption payable other than to the shareholder of record, must have signatures on written redemption requests guaranteed by:

         * a trust company or commercial bank, the deposits of which are insured by the Bank Insurance Fund, which is administered by the Federal Deposit Insurance Corporation ("FDIC");

         * a member firm of the New York, American, Boston, Midwest, or Pacific Stock Exchanges or the National Association for Securities Dealers;

         * a savings bank or savings and loan association the deposits of which are insured by the Savings Association Insurance Fund, which is administered by the FDIC; or

         * any other "eligible guarantor institution," as defined in the Securities Exchange Act of 1934.

         The Funds do not accept signatures guaranteed by a notary public.

         The Funds and the Transfer Agent have adopted standards for accepting signature guarantees from the above institutions. The Funds may elect in the future to limit eligible signature guarantees to institutions that are members of a signature guarantee program. The Funds and the Transfer Agent reserve the right to amend these standards at any time without notice.

BY CHECKING ACCOUNT - PRIME OBLIGATIONS FUND, CLASS A SHARES ONLY

         At the shareholder's request, the Transfer Agent will establish a checking account for redeeming Fund shares. With a Fund checking account, shares may be redeemed simply by writing a check for $100 or more. The redemption will be made at the net asset value on the date that the Transfer Agent presents the check to a Fund. A check may not be written to close an account. If a shareholder wishes to redeem shares and have the proceeds available, a check may be written and negotiated through the shareholder's bank. Checks should never be sent to the Transfer Agent to redeem shares. Copies of canceled checks are available upon request. A fee is charged for this service. For further information, contact the Funds.

REDEMPTION BEFORE PURCHASE INSTRUMENTS CLEAR

         When shares are purchased by check or with funds transferred through the Automated Clearing House, the proceeds of redemption of those shares are not available until the Transfer Agent is reasonably certain that the purchase payment has cleared, which could take up to ten calendar days from the purchase date.


                        COMMERCIAL PAPER AND BOND RATINGS

COMMERCIAL PAPER RATINGS

         Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") commercial paper ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest. Issues assigned the A rating are regarded as having the greatest capacity for timely payment. Issues in this category are further defined with the designation 1, 2 and 3 to indicate the relative degree of safety. The "A-1" designation indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics will be denoted with a plus sign designation.

         Moody's Investors Service, Inc. ("Moody's") commercial paper ratings are opinions of the ability of the issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody's makes no representation that such obligations are exempt from registration under the Securities Act of 1933, and it does not represent that any specific note is a valid obligation of a rated issuer or issued in conformity with any applicable law. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

                  PRIME-1...............Superior capacity for repayment

                  PRIME-2...............Strong capacity for repayment

                  PRIME-3...............Acceptable capacity for repayment

CORPORATE BOND RATINGS

Standard & Poor's ratings for corporate bonds include the following:

         Bonds rated "AAA" have the highest rating assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

         Bonds rated "AA" have a very strong capacity to pay interest and repay principal and differ from the highest-rated issues only in small degree.

Moody's ratings for corporate bonds include the following:

         Bonds rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         Bonds rated "Aa" are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities, or fluctuation of protective elements may be of greater amplitude, or there may be other elements present that make the long-term risks appear somewhat larger than the Aaa securities.


                              FINANCIAL STATEMENTS

         The financial statements of FAF included in its annual report to shareholders dated September 30, 2000 is incorporated herein by reference.